    As filed with the Securities and Exchange Commission on March 31, 1998.
                             File No. 333-__________

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
-------------------------------------------------------------------------------

                                  MAPICS, INC.
               (Exact Name of Issuer as Specified in its Charter)

         GEORGIA                                              04-2711580
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                             5775-D GLENRIDGE DRIVE
                             ATLANTA, GEORGIA 30328
                                 (404) 705-3000
   (Address, including zip code, and telephone number of Principal Executive
                                    Offices)

            MAPICS, INC. 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
     (F/K/A MARCAM CORPORATION 1991 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN)

          MAPICS, INC. 1998 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

                   MAPICS, INC. 1998 LONG-TERM INCENTIVE PLAN

                 MAPICS, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
          (F/K/A MARCAM CORPORATION 1990 EMPLOYEE STOCK PURCHASE PLAN)
                           (Full Titles of the Plans)

                     RICHARD C. COOK                                                   COPY TO:
          PRESIDENT AND CHIEF EXECUTIVE OFFICER                                    LAURA G. THATCHER
                       MAPICS, INC.                                                ALSTON & BIRD LLP
                  5775-D GLENRIDGE DRIVE                                          ONE ATLANTIC CENTER
                  ATLANTA, GEORGIA 30328                                    1201 WEST PEACHTREE STREET, NW
                      (404) 705-3000                                          ATLANTA, GEORGIA 30309-3424
(Name, address, including zip code, and telephone number,                           (404) 881-7546
        including area code, of agent for service)

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                      Proposed                  Proposed
        Title of Securities                 Amount to                 Maximum                   Maximum               Amount of
          to be Registered                be Registered            Offering Price              Aggregate           Registration Fee
                                                                    Per Unit (1)           Offering Price (1)
------------------------------------------------------------------------------------------------------------------------------------
            Common Stock                  1,260,000 (2)            $16.6875                $21,026.250.00          $6,202.74

------------------------------------------------------------------------------------------------------------------------------------


footnotes on following page

(1) Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company's Common Stock reported on the Nasdaq National Market on March 27, 1998.
(2)  Amount to be registered includes:
     (i) 100,000 shares to be issued pursuant to the exercise of options granted to directors under the MAPICS, Inc. 1998 Non-Employee Director Stock Option Plan.
     (ii) 60,000 shares to be issued pursuant to the grant or exercise of awards to directors under the MAPICS, Inc. 1998 Non-Employee Directors Stock Incentive Plan.
     (iii) 1,000,000 shares to be issued pursuant to the grant or exercise of awards to employees, officers, consultants and directors under the MAPICS, Inc. 1998 Long-Term Incentive Plan.
     (iv) 100,000 shares to be issued pursuant to the purchase of shares by employees under the MAPICS, Inc. 1998 Employee Stock Purchase Plan.

PART I.     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

            (b) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information should be directed to Martin D. Avallone, Corporate Secretary, at (404) 705-3000.

PART II.    INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents have been filed by MAPICS, Inc. (the "Company") (File No. 0-18674) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are deemed to be a part hereof from the date of the filing of such documents:

            (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

            (2) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997;

            (3) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1997;

            (4) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

            (5) All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

            Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.  Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As provided under the Georgia Business Corporation Code (the "Code"), the Company's Articles of Incorporation provide that a director of the Company shall not be liable to the Company or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his or her duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper benefit.

         Under its Bylaws, the Company is required to indemnify its directors and board-appointed officers, and may indemnify its agents and employees, against judgments, fines, penalties, amounts paid in settlement, and reasonable expenses, including attorney's fees, resulting from various types of legal actions or proceedings, including, but not limited to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, if the actions of the party being indemnified meet the standards of conduct specified therein. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) the Board of Directors by a majority vote of a quorum of disinterested directors, (b) if such quorum cannot be obtained, a majority vote of a committee of two or more disinterested directors, (c) special legal counsel, or (d) the disinterested shareholders. No indemnification shall be made (i) in connection with a proceeding by or in the right of the Company, except for reasonable expenses incurred in connection with the proceeding if it is determined that the indemnitee has met the relevant standard of conduct, or
(ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him or her. The Company is required to advance funds to pay for or reimburse the reasonable expenses incurred by its officers and board-appointed directors if he or she delivers to the Company (i) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct or that the proceeding involves conduct for which such person's liability has been eliminated under the Company's Articles of Incorporation; and (ii) his or her written undertaking to repay any funds advanced if it is ultimately determined that the director or officer is not entitled to indemnification under the Bylaws or the Code.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.       EXHIBITS

          Exhibit Number                            Description
          --------------                            -----------
                4.1                  Articles of Incorporation of the Company
                                     (incorporated by reference from Exhibit 1
                                     to the Company's Registration Statement on
                                     Form 8-A, dated March 31, 1998)

                4.2                  By-laws of the Company (incorporated by
                                     reference from Exhibit 2 to the Company's
                                     Registration Statement on Form 8-A, dated
                                     March 31, 1998)

                4.3 Specimen Stock Certificate (incorporated by reference from Exhibit 3 to the Company's
                                     Registration Statement on Form 8-A, dated
                                     March 31, 1998)

                4.4 Amended and Restated Rights Agreement, dated as of March 30, 1998, among MAPICS, Inc., a
                                     Georgia Corporation, MAPICS, Inc., a
                                     Massachusetts Corporation, and BankBoston,
                                     N.A., which includes as Exhibit A the terms of the Series F Preferred Stock, as Exhibit
                                     B the Form of Rights Certificate and as
                                     Exhibit C the Form of Summary of Rights
                                     (incorporated by reference from Exhibit 4 to the Company's Registration Statement on From 8-A dated March 31, 1998)

                5                    Opinion of Counsel

               23.1                  Consent of Counsel (included in Exhibit 5)

               23.2                  Consent of Coopers & Lybrand L.L.P.

                24 Power of Attorney (included on signature page)

               99.1                  MAPICS, Inc. 1998 Non-Employee Director
                                     Stock Option Plan

               99.2                  MAPICS, Inc. 1998 Non-Employee Directors
                                     Stock Incentive Plan

               99.3                  MAPICS, Inc. 1998 Long-Term Incentive Plan

               99.4                  MAPICS, Inc. 1998 Employee Stock Purchase
                                     Plan


ITEM 9.     UNDERTAKINGS

            (a) The undersigned Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i)   To include any prospectus required by Section 10(a)
            (3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                     (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         (signatures on following page)

                                   SIGNATURES


The Company. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 30, 1998.


                                       MAPICS, INC.



                                       By:      /s/ RICHARD C. COOK
                                          -------------------------------------
                                          Richard C. Cook
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Cook and Martin D. Avallone, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of March 30, 1998.

                  Signatures                                  Title
                  ----------                                  -----


         /s/ RICHARD C. COOK                           President, Chief Executive Officer and
         ---------------------------------             Director
         Richard C. Cook                               (Principal Executive Officer)


         /s/ WILLIAM J. GILMOUR                        Vice President of Finance and Chief
         ---------------------------------
         William J. Gilmour                            Financial and Accounting Officer
                                                       (Principal Financial and Accounting Officer)


         /s/ GEORGE A. CHAMBERLAIN 3D                  Director
         ---------------------------------
         George A. Chamberlain 3d


         /s/ WILLIAM E. FORD                           Director
         ---------------------------------
         William E. Ford

         /s/ ROGER HEINEN, JR.                         Director
         ---------------------------------
         Roger Heinen, Jr.


         /s/ EDWARD J. KFOURY                          Director
         ---------------------------------
         Edward J. Kfoury


         /s/ TERRY OSBORNE                             Director
         ---------------------------------
         Terry Osborne


         /s/ H. MITCHELL WATSON, JR.                   Director
         ---------------------------------
         H. Mitchell Watson, Jr.

                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


Exhibit Number                               Description
--------------                               -----------
     4.1              Articles of Incorporation of the Company (incorporated by
                      reference from Exhibit 1 to the Company's Registration
                      Statement on Form 8-A dated March 31, 1998)

     4.2 By-laws of the Company (incorporated by reference from Exhibit 2 to the Company's Registration Statement on Form
                      8-A dated March 31, 1998)


     4.3 Specimen Common Stock Certificate (incorporated by reference from Exhibit 3 to the Company's Registration
                      Statement on Form 8-A dated March 31, 1998)

     4.4 Amended and Restated Rights Agreement, dated as of March 30, 1998, among MAPICS, Inc., a Georgia
                      Corporation, MAPICS, Inc., a Massachusetts Corporation, and BankBoston, N.A., which includes as Exhibit A the Terms of the Series F Preferred Stock, as Exhibit B the
                      Form of Rights Certificate and as Exhibit C the Form of
                      Summary of Rights (incorporated by reference from Exhibit
                      4 to the Company's Registration Statement on Form 8-A dated March 31, 1998)

     5                Opinion of Counsel

    23.1              Consent of Counsel (included in Exhibit 5)

    23.2              Consent of Coopers & Lybrand L.L.P.

     24               Power of Attorney (included on signature page)

    99.1              MAPICS, Inc. 1998 Non-Employee Director Stock Option Plan

    99.2              MAPICS, Inc. 1998 Non-Employee Directors Stock Incentive
                      Plan

    99.3              MAPICS, Inc. 1998 Long-Term Incentive Plan

    99.4              MAPICS, Inc. 1998 Employee Stock Purchase Plan